EXHIBIT 10.12

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT dated as of                               , between IC INDUSTRIES, INC., a Delaware Corporation (the “Corporation”), and                               , an employee of the Corporation or one of its subsidiaries (the “Holder”).

WHEREAS, the Corporation desires, by affording the Holder an opportunity to purchase shares of the Corporation’s Common Stock as hereinafter provided, to carry out the purposes of the IC Industries 1982 Stock Option, Restricted Stock Award and Performance Award Plan (the “Plan”), as approved by the shareholders of the Corporation on May 6, 1982;

WHEREAS, the Management Resources and Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has duly made all determinations necessary or appropriate to the grant hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.                                       The Corporation hereby irrevocably grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”), to purchase            shares of Common Stock of the Corporation on the terms and conditions herein set forth.  This Option shall be considered an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the “Code”).

2.                                       For each of said shares purchased, the Holder shall pay to the Corporation $              per share (the “Option Price”).

3.                                       The term of this Option shall be a period of ten years from the date hereof, or such shorter period as is prescribed pursuant to paragraphs 7 and 8 hereof.  This Option shall not be exercisable until six months after the date hereof.  Thereafter, this Option shall be exercisable in whole or in part at any time during said term as to any or all shares covered hereby; provided, however, that the Corporation shall not be required to issue any fractional shares pursuant to exercise of this option.  Except as provided in paragraphs 7 and 8 hereof, this Option may not be exercised unless the Holder shall, at the time of exercise, be an employee of the Corporation or one of its “subsidiaries,” as defined in the Plan.

4.                                       Anything herein to the contrary notwithstanding, this Option and any related Alternate Stock Right shall not be exercisable while there is outstanding any incentive stock option which was granted to the Holder, before the grant of this Option, to purchase shares of stock of the Corporation or one of its subsidiaries (determined at the time of granting this Option) or a predecessor of any such corporation.  An incentive stock option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time.

5.                                       This Option may be exercised only by one or more notices in writing of the Holder’s intent to exercise this Option, delivered to the treasurer of the Corporation or, at the risk of the Holder, mailed to the Treasurer of the Corporation at One Illinois Center, 111 East Wacker Drive,

Chicago, Illinois 60601, and accompanied by payment by check payable to the Corporation in an amount equal to the aggregate Option Price of the total number of whole shares then being purchased; provided, however, at the election of the Holder, payment of the Option Price may be made by tender to the Corporation of that number of shares of its Common Stock (not less than 25% of the number of shares originally covered by this Option), represented by negotiable certificates, which, when valued at the fair market value of the Corporation’s Common Stock on the date of exercise (as determined by the Committee), is equal to the Option Price.

6.                                       This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Holder, only by the Holder.

7.                                       In the event of the termination of employment of the Holder with the Corporation or one of its subsidiaries, including termination of employment by reason of retirement pursuant to Corporation policy or disability, the Holder may (unless such termination was for cause or a voluntary termination without the written consent of the Corporation) exercise this Option at any time within three months (or one year, if the Holder is permanently disabled within the meaning of Section 105(d)(4) of the Code) after such termination, but only if and to the extent this Option was exercisable at the date of termination, and in no event after the date on which this Option would otherwise terminate.

8.                                       In the event of the death of the Holder (i) while he is employed by the Corporation or one of its subsidiaries, (ii) within three months after termination of the Holder’s employment (other than termination for cause, a voluntary termination without the written consent of the Corporation, or a termination by reason of permanent disability within the meaning of section 105(d)(4) of the Code), or (iii) within one year after termination of the Holder’s employment by reason of such disability, then this Option may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder’s death, but only if and to the extent this Option was exercisable at the date of death (unless death occurs while the Holder is employed by the Corporation or one of its subsidiaries, in which case all shares subject to this Option shall be deemed to be fully exercisable), and in no event after the date on which this option would otherwise terminate.

9.                                       If, prior to the termination of this option, the number of outstanding shares of Common Stock of the Corporation shall be increased or decreased by reason of a stock split, stock dividend, reverse stock split or combination, then the number of shares at the time subject to this Option, the number of shares reserved for issuance pursuant to exercise hereof, and the Option Price per share shall be proportionately adjusted without any change in the aggregate Option Price therefor.

10.                                 If, prior to the termination of this Option, the outstanding shares of Common Stock of the Corporation shall be affected by any change other than those specifically mentioned in the preceding paragraph (e.g., by reason of a recapitalization. merger, consolidation, exchange of shares, and the like), then the aggregate number and class of shares thereafter subject to this Option and the Option Price thereof, and the number and class of shares reserved for issuance pursuant to exercise hereof, may be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan.  Such determination shall be conclusive for all purposes of this Option.

11.                                 This option and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advise of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of shares hereunder, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

12.                                 In the event of a “change in control,” as that term is defined in the Plan, the Holder shall have all of the rights specified in Paragraph 10(A) of the Plan.

13.                                 Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate the Holder’s employment at any time; confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to this Option until such shares shall be issued upon the exercise of this Option; affect the Holder’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder’s rights under this Option.

ALTERNATE STOCK RIGHT

14.                                 In lieu of exercising all or any portion of this Option, the Holder may elect, by request in writing directed to the Corporation, in exchange for the surrender of this Option or any portion thereof which is exercisable on the date the Holder makes such request, to receive shares of the Corporation’s Common Stock, cash, or any combination thereof, in the discretion of the Committee, having an aggregate fair market value which is equal to the excess of the fair market value as of the date of such request of one share of such Common Stock, as determined by the Committee, over the purchase price specified in this option, multiplied by the number of shares of such Common Stock covered by this Option or portion thereof which is so surrendered.

15.                                 The granting of any request by the Holder pursuant to this Alternate Stock Right will be made only if the then current fair market value of the Corporation’s Common Stock exceeds the Option Price and shall be subject to such additional terms and conditions as the Committee shall determine to be desirable or appropriate or necessary in order to comply with applicable laws or the rules and regulations as in effect from time to time of the Securities and Exchange Commission and the Internal Revenue Service.  No fractional shares shall be issued in connection with the exercise of this Alternate Stock Right.

IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock Option Agreement to be duly executed by an officer thereunto duly authorized, and the Holder has hereunto set his hand, all as of the day and year first above written.

.	IC INDUSTRIES, INC

By:
Vice President

Holder